EXHIBIT 10.1

AMENDMENT TO SERVICES AGREEMENT

This Amendment to Services Agreement (this “Amendment”), is entered into as of December 8, 2011, by and among Pacira Pharmaceuticals, Inc., a California corporation (the “Company”), MPM Asset Management LLC (“MPM”) and Gary Patou (“Consultant”).

This Amendment amends the Services Agreement dated October 28, 2010 by and among the Company, MPM and Consultant (the “Original Agreement”).  If there is any conflict between the provisions of this Amendment and those in the Original Agreement, the provisions of this Amendment govern.  Except as expressly stated in this Amendment, capitalized terms used and not defined herein have the same meanings defined in the Original Agreement.  Except as expressly amended herein, all other terms and provisions of the Original Agreement remain in full force and effect.

RECITALS

A.            Consultant currently devotes approximately 80% of his business time to the Company for a monthly service fee of $26,467.33.  The Original Agreement contemplates that in 2012 this would change to approximately 50% of his business time to the Company for a monthly service fee of $15,880.40.  The parties desire to amend the terms of the Original Agreement so that Consultant will continue to devote approximately 80% of his business time to the Company for a monthly service fee of $26,467.33 through September 30,  2012.

AGREEMENT

NOW, THEREFORE, in consideration of the representations, warranties and agreements contained in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.             Section 4(a) is hereby amended to reflect that the monthly Services Fee shall remain $26,467.33 through September 30, 2012.

2.             Exhibit A is hereby amended to reflect that Consultant shall devote approximately 80% of his business time to the Company through September 30, 2012.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

PACIRA PHARMACEUTICALS, INC.

By:	/s/ James Scibetta
James Scibetta
Chief Financial Officer

MPM ASSET MANAGEMENT LLC

By:	/s/ Luke Evnin
Luke Envin
Managing Director

CONSULTANT

/s/ Gary Patou
Dr. Gary Patou